EXHIBIT 99.4

CONSENT OF EXPERTS

The Board of Directors
Gammon Lake Resources Inc.
202 Brownlow Avenue
Cambridge 2, Suite 306
Dartmouth, Nova Scotia

We consent to the use of our reports, both dated March 15, 2006, included in this annual report on Form 40-F.

Chartered Accountants

Halifax, Canada March 15, 2006